Exhibit 32

Certification of Periodic Financial Reports by the Chief Executive Officer and
Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Medical Nutrition USA, Inc, (the “Company’), hereby certify, to the best of our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended October 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 15, 2008	/s/ Francis A. Newman

Francis A. Newman
Chief Executive Officer

Date: December 15, 2008	/s/ Frank J. Kimmerling

Frank J. Kimmerling
Chief Financial Officer